UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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MAC-GRAY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAC-GRAY CORPORATION
404 WYMAN STREET, SUITE 400
WALTHAM, MASSACHUSETTS 02451

April 17, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Mac-Gray Corporation (the “Company”) to be held on Thursday, May 25, 2006 at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the “Annual Meeting”).

The Annual Meeting has been called for the purpose of (i) electing three Directors to hold office until the annual meeting of stockholders to be held in 2009, and (ii) considering and acting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

After the formal portion of the Annual Meeting, there will be an informal session for the purpose of presenting a brief report on the Company and responding to your questions.

The Board of Directors has fixed the close of business on April 13, 2006 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the three nominees as Directors of the Company.

Very truly yours,

STEWART GRAY MACDONALD, JR.
Chairman of the Board and
Chief Executive Officer

MAC-GRAY CORPORATION
404 WYMAN STREET, SUITE 400
WALTHAM, MASSACHUSETTS, 02451
(781) 487-7600

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 25, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Mac-Gray Corporation, a Delaware corporation (the “Company”), will be held on Thursday, May 25, 2006 at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon:

1.                The election of three Directors, each to hold office until the Company’s annual meeting of stockholders to be held in 2009 and until such director’s successor is duly elected and qualified; and

2.                Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 13, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors
MICHAEL J. SHEA
Secretary

Waltham, Massachusetts
April 17, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS AS OF THE RECORD DATE, THEIR AUTHORIZED REPRESENTATIVES AND GUESTS OF THE COMPANY. ADMISSION WILL BE BY PRESENTATION OF YOUR TICKET OR BROKERAGE STATEMENT AND PROPER IDENTIFICATION. IF YOU ARE A REGISTERED STOCKHOLDER (YOUR SHARES ARE HELD IN YOUR NAME) AND PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR PROXY, DETACH YOUR TICKET FROM THE TOP PORTION OF THE PROXY CARD AND BRING THAT TICKET AND A FORM OF PERSONAL IDENTIFICATION WITH YOU TO THE MEETING. IF YOU ARE A BENEFICIAL OWNER (YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER HOLDER OF RECORD), AND PLAN TO ATTEND THE MEETING, YOU SHOULD BRING A RECENT BROKERAGE STATEMENT SHOWING YOUR OWNERSHIP OF SHARES AND A FORM OF PERSONAL IDENTIFICATION.

MAC-GRAY CORPORATION
404 WYMAN STREET SUITE 400
WALTHAM, MASSACHUSETTS 02451
(781) 487-7600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 25, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mac-Gray Corporation, a Delaware corporation (the “Company” or “Mac-Gray”), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 25, 2006 at 10:00 a.m., local time, at the Goodwin Procter LLP, Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, (together with any adjournments or postponements thereof, the “Annual Meeting”).

The Notice of the Annual Meeting, Proxy Statement and Proxy Card are first being mailed on or about April 17, 2006 to stockholders of record as of April 13, 2006. The Board of Directors has fixed the close of business on April 13, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only holders of record of common stock, par value $0.01 per share, of the Company (“Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,959,842 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and
148 stockholders of record. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the New York Stock Exchange, or NYSE, to vote customers’ unvoted shares on some routine matters, including the election of directors. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on the election of directors or leave your shares unvoted. Shares held by brokers as to which voting instructions have not been received from the beneficial owners with respect to non-routine matters are referred to as “broker non-votes.” We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Shares that reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees as a Director of the Company. As discussed above, if your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares held by the firm on the election of directors. You may vote FOR all director nominees, WITHHOLD your vote from all director nominees or WITHHOLD your vote from any of the director nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the three nominees for Director listed in this Proxy Statement. It is not anticipated that any other matters will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Attendance at the annual meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by presentation of your ticket or brokerage statement and proper identification. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy, detach your ticket from the top portion of the proxy card and bring that ticket and a form of personal identification with you to the meeting. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record), and plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of shares and a form of personal identification.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The Annual Report of the Company for the fiscal year ended December 31, 2005 (the “Annual Report”) is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors of the Company consists of seven Board members and is divided into three classes, with two Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting of stockholders. The three Class III directors will stand for re-election by the shareholders.

At the Annual Meeting, three Class III Directors will be elected to serve until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Stewart G. MacDonald, Jr., Larry L. Mihalchik, and Christopher T. Jenny for re-election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees as Directors. Messrs. MacDonald, Mihalchik, and Jenny have agreed to stand for election and to serve if elected as Directors. However, if any nominee fails to stand for re-election or is unable to serve, then proxies may be voted in favor of the election of such other nominee as the Board of Directors may recommend or, alternatively, the Board of Directors may reduce the number of Directors.

The Board of Directors of the Company recommends that the Company’s stockholders vote “FOR” the election of the three nominees of the Board of Directors as Directors of the Company.

INFORMATION REGARDING DIRECTORS/NOMINEES

Set forth below is certain information regarding the Directors of the Company, including the Class III Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

Name	Age	Director Since
Class I (Term expires 2007)
Edward F. McCauley	66	2004
David W. Bryan	60	2004
Class II (Term expires 2008)
Jerry A. Schiller	73	1997
Thomas E. Bullock	59	2000
Class III (Term expires 2006)
Stewart G. MacDonald, Jr.*	56	1983
Larry L. Mihalchik *	59	2002
Christopher T. Jenny*	50	2005

*                    Nominee for election

Stewart G. MacDonald, Jr. serves as Chairman of the Board and Chief Executive Officer and has served as a Director of the Company since 1983. Mr. MacDonald has served the Company as Chairman of the Board since 1992, and as Chief Executive Officer since 1996. Mr. MacDonald is the fourth member of the Company’s founding families to lead the organization.

Jerry A. Schiller has been a Director of the Company since April 1997. Mr. Schiller has been a private investor and consultant since 1993. In October 1993, Mr. Schiller retired after 31 years of service with The Maytag Corporation. From 1985 until his retirement, Mr. Schiller served as the Executive Vice President and Chief Financial Officer, as well as a member of the board of directors of The Maytag Corporation.

Thomas E. Bullock has been a Director of the Company since November 2000. Mr. Bullock is currently Chairman of the Board of Transfair USA, a fair-trade certification company working with farmers in 38 countries. From 1997 to 2000, Mr. Bullock was President and Chief Executive Officer of Ocean Spray Cranberries, Inc.

Larry L. Mihalchik has been a Director of the Company since August 2002. Mr. Mihalchik is Senior Vice President and Chief Financial Officer of Envox Worldwide, a software company that develops and markets voice recognition systems. Mr. Mihalchik was Chief Executive Officer, President and a director of Clare, Inc., a provider of electronic components, from February 2001 until its acquisition by IXYS, Inc. in June 2002. From 1999 until joining Clare, Inc., Mr. Mihalchik was Chief Executive Officer and a director of ICOMS Inc., an e-commerce provider.

Edward F. McCauley has been a Director of the Company since March 2004. Mr. McCauley is retired.  Over a thirty-six year career at Deloitte & Touche, Mr. McCauley served as Lead Audit Partner or Advisory Partner for a wide variety of Fortune 500 companies, non-profit and regulated enterprises. He retired from Deloitte & Touche in 2001.

David W. Bryan has been a Director of the Company since March 2004. Mr. Bryan is currently a consultant and was the CEO of Capsized, Inc., an Internet specialty retailer, from 1999-2001. Prior to that, he was CEO of Avedis Zildjian Company from 1995-1999.

Christopher T. Jenny has been a Director of the Company since July 2005. Mr. Jenny is currently a Senior Partner with The Parthenon Group, a Boston based private management consulting and investment firm. Prior to joining The Parthenon Group in 1995, Mr. Jenny was a partner with Bain & Company.

CORPORATE GOVERNANCE

Board of Directors

The business of Mac-Gray is managed under the direction of the Board of Directors (the “Board”). The mission of the Board is to promote the long-term health and growth of Mac-Gray in the interest of its shareholders, and to set an ethical tone. The Board’s responsibilities include:

•       recommending candidates to the shareholders for election to the Board;

•       overseeing compliance with laws and regulations and setting an ethical tone for the Company;

•       appraising Mac-Gray’s major risks and its risk management and seeing that control procedures are in place;

•       reviewing and approving management’s strategic and business plans;

•       reviewing and approving major transactions, financial plans, objectives and actions;

•       monitoring management’s performance of its plans and objectives and advising management on significant decisions; and

•       assessing its own effectiveness.

During the fiscal year ended December 31, 2005 (“Fiscal 2005”), the Board held nine (9) meetings. During the periods that he served, each director attended at least 75% of each of:  (1) the number of Board meetings held and (2) the number of meetings of all committees on which he served.

Director Independence

The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. The NYSE listing standards generally provide that a director will not be independent unless such director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, a director is not independent if (1) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company, (2) the director or a member of the director’s immediate family has received more than $100,000 per year in direct compensation from the Company other than for service as a director or deferred compensation for prior service to the Company, (3) the director is, or has been within the last three years, an employee of the Company’s independent auditor or the director has an immediate family member who is a current employee of the Company’s independent auditor and who participates in the firm’s audit, assurance or tax compliance practice or was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where an executive officer of the Company serves or served on the compensation committee, (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board has reviewed all relationships between the Company and each non-employee director to determine compliance with the NYSE standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the board has determined that Messrs. Jenny, Bryan, Bullock, McCauley, Mihalchik and Schiller are independent directors.

Directors are encouraged to attend the Company’s annual meetings of stockholders. All six directors serving on the Board at the time attended the 2005 Annual Meeting of Stockholders.

Executive Session

In accordance with the Company’s Guidelines on Governance, the independent directors meet in executive session at least four times per year. A director chosen by the independent directors in attendance presides at such meetings.

Director Retirement

At 73 years of age, Jerry A. Schiller has attained an age beyond the mandatory retirement age (age 70) required under the Company’s Guidelines on Governance. However, pursuant to the Company’s Guidelines on Governance, the Board of Directors has the authority to approve exceptions to the mandatory retirement age and has approved an exception for Mr. Schiller.

Board Evaluation

The Governance and Nominating Committee coordinates an annual evaluation process by the directors of the Board’s performance and procedures. The three standing committees each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Code of Business Conduct

The Board has adopted a Code of Business Conduct applicable to all officers, employees and Board members. The Code of Business Conduct is posted on Mac-Gray’s website, www.macgray.com. The Code of Business Conduct is located under the “Corporate Governance” caption of the “Investor Relations” tab. Any amendment to, or waiver of, the Code of Business Conduct that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Vice President of Finance, or Corporate Controller or any person performing similar functions will be disclosed on the website promptly following the date of such amendment or waiver.

Communications with the Board

The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Michael J. Shea, Secretary, Mac-Gray Corporation, 404 Wyman Street Suite 400, Waltham, MA 02451 and marked to the attention of the Board or any of its committees or individual directors or non-employee directors as a group. All correspondence will be forwarded to the intended recipients.

Director Compensation

Directors who are also employees of the Company do not receive compensation for their services on the Board of Directors or any committee thereof. Each Director who is not an employee of the Company receives:

(i)            an annual fee of $20,000, paid in quarterly installments, 50% of which is paid in shares of Common Stock and the balance of which, at the discretion of the Director, is paid in cash, shares of the Company’s Common Stock or any combination thereof; and

(ii)        an additional fee of $1,500 for each Board of Directors meeting attended in person and $500 per meeting attended by teleconference.

Committee members receive $1,000 per meeting of the Compensation and Governance/ Nominating committees, and $1,250 per meeting of the Audit Committee. Committee members receive $250 per meeting attended by teleconference. In addition, the chairman of each of the Governance/Nominating, and Compensation committees is paid $2,000 per year for serving as chairman while the chairman of the Audit Committee receives $2,500 annually for serving as chairman.

Each newly elected non-employee Director receives on the fifth business day after his or her election to the Board of Directors an option to purchase 5,000 shares of Common Stock, and each non-employee Director who is serving as a Director on the fifth business day after each annual meeting of stockholders automatically receives an option to purchase 7,500 shares of Common Stock. All of such options granted to non-employee Directors are fully exercisable upon grant at an exercise price equal to the fair market value of the Company’s Common Stock on the date of the grant and terminate upon the tenth anniversary of the date of grant. In addition, all Directors are reimbursed for significant travel expenses, if any, incurred in attending meetings of the Board of Directors and its committees.

Committees of the Board

The Board currently has three standing committees: an Audit Committee, Compensation Committee and a Governance and Nominating Committee. Each committee is comprised solely of directors determined by the Board to be independent under the applicable NYSE and SEC rules. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee in the “Investor Relations” section of our website at www.macgray.com.

Audit Committee.   The Audit Committee, consisting of Jerry A. Schiller (Chairman), Larry L. Mihalchik, and Edward F. McCauley, held eleven (11) meetings during 2005. The Board has made a determination that each of the members of the Audit Committee satisfies the independence and experience requirements of both the NYSE and SEC. The Board also determined that each of Messrs. Schiller, Mihalchik, and McCauley is an “audit committee financial expert,” as defined by SEC rules. In addition, the Board determined that each Audit Committee member is financially literate as defined by the NYSE. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal control function. This includes the selection and evaluation of the independent auditors, the oversight of the Company’s systems of internal accounting, internal controls, and financial controls, the review of the annual independent audit of the Company’s financial statements, the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters.

Compensation Committee.   The Compensation Committee, consisting of David W. Bryan (Chairman), Thomas E. Bullock , and Christopher T. Jenny, held thirteen (13) meetings during 2005. In October 2005, Mr. Jenny replaced Mr. Mihalchik on the Compensation Committee, and in July 2005 Mr. Bryan replaced Mr. Bullock as Chairman. The Compensation Committee assists the Board in establishing compensation policies for the Board and the Company’s executive officers, including reviewing and making recommendations to the Board, regarding compensation of executive officers other than the Chief Executive Officer. The Compensation Committee is responsible for determining and setting the compensation of the Chief Executive Officer. The Compensation Committee also determines the number of options to be granted or shares of Common Stock to be issued to eligible persons under the Company’s 1997 Stock Option and Incentive Plan (the “1997 Option Plan”) and the 2005 Stock Option and Incentive Plan (the “2005 Option Plan,” together with the 1997 Option Plan, the “Option Plans”), prescribes the terms and provisions of each grant made under the Option Plans and administers and interprets the Option Plans.

Governance and Nominating Committee.   The Governance and Nominating Committee, consisting of Larry L. Mihalchik (Chairman), Thomas E. Bullock, and Edward F. McCauley, held four (4) meetings during 2005. The Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance guidelines, and playing a general leadership role in Mac-Gray’s corporate governance.

The Governance and Nominating Committee will consider for nomination to the Board candidates recommended by stockholders. Recommendations should be sent to the Secretary of the Company (Michael J. Shea) at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451, who will then forward the recommendation to the Governance and Nominating Committee. In order to be considered for inclusion as a nominee for director at the Company’s 2007 Annual Meeting of Stockholders, a recommendation must be received no later than December 16, 2006. Recommendations must be in writing and must contain the information set forth in Article II, Section 3 of the Company’s Bylaws and Section V.2. of the Governance and Nominating Committee charter. The Governance and Nominating Committee charter is available in the “Investor Relations” section of the Company’s website at www.macgray.com. In addition to considering candidates suggested by stockholders, the Governance and Nominating Committee may consider potential candidates suggested by current directors, company officers, employees, search firms and others. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance and Nominating Committee determines whether the candidate meets the Company’s qualifications and specific qualities and skills for directors, and determines whether requesting additional information or an initial screening interview is appropriate.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is entirely comprised of independent directors and financial experts as defined by the NYSE and SEC, and acts under a revised charter approved by the Board on March 9, 2006, a copy of which is attached to this Proxy Statement as Appendix A. A copy of the Audit Committee charter is also available in the “Investor Relations” section of our website at www.macgray.com. The members of the Audit Committee are Jerry A. Schiller (Chairman), Larry L. Mihalchik, and Edward F. McCauley. The Audit Committee met eleven (11) times during Fiscal 2005.

As more fully described in its charter, the Audit Committee is appointed by the Board to assist the Board in the general oversight and monitoring of management’s and the independent auditor’s execution and supervision of the Company’s financial reporting process, the Company’s procedures for compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of both the Company’s internal audit function and external independent auditor. To this end, the Audit Committee has retained the firm of Ernst & Young each year since 2003 to supplement the internal audit function at the Company.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles (“GAAP”). Management has the primary responsibility for preparation of the financial statements. The Company’s independent auditors are responsible for auditing those financial statements and expressing their opinion on whether the financial statements are fairly stated in all material respects and conform with GAAP. In giving recommendations to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from PwC the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PwC their independence from the Company and its management. Further, the Audit Committee has considered whether PwC’s provision of non-audit services to the Company is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee:

Jerry A. Schiller, Chairman
Larry L. Mihalchik
Edward F. McCauley

The aggregate fees billed by PwC in 2005 and 2004 for professional services rendered for audit, audit-related, tax and non-audit services were:

Type of Fees	2005	2004
Audit Fees:	$314,800	$208,000
Audit-Related Fees:	232,720	32,900
Tax Fees:	24,000	20,000
All Other Fees:	10,000	19,700
Total:	$581,520	$280,600

In the above table, in accordance with the definitions and rules of the SEC, “audit fees” are fees the Company paid PwC for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in any of the foregoing categories. During 2005 and 2004, PwC provided various audit, audit-related, tax and non-audit services to the Company. In 2005 “audit-related fees” consisted of fees for the review of the acquisition of certain assets from Web Service Company, Inc., fees for the review of certain financial data used in connection with the Company’s 2005 senior unsecured debt offering and other accounting related matters. During 2004, “audit-related fees” consisted of fees for the review of the acquisition of certain assets from Web Service Company, Inc. “All Other Fees” for 2005 and 2004 consisted of services rendered with respect to Section 404 of the Sarbanes-Oxley Act. The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all audit and non-audit services performed by PwC in order to assure that the provision of such services does not impair PwC’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service the Company obtains from PwC.

REPORT OF THE GOVERNANCE AND NOMINATING COMMITTEE

The Company’s Governance and Nominating Committee (the “Committee”) is comprised of independent directors as defined by the NYSE and SEC, and acts under a revised charter approved by the Board on March 9, 2006, a copy of which is available in the “Investor Relations” section of the Company’s website at www.macgray.com. The members of the Governance and Nominating Committee are Larry L. Mihalchik (Chairman), Thomas E. Bullock and Edward F. McCauley. The Governance and Nominating Committee met four (4) times during Fiscal 2005.

As more fully described in its charter, the Governance and Nominating Committee reviews and reports to the Board on matters of corporate governance, identifies individuals qualified to become board members, and recommends individuals to the Board for nomination, election, or appointment as members of the Board and its committees. Other duties and responsibilities of the Committee are to:  review and make recommendations regarding the structure, size, composition, and operational procedures of the Board and its committees; review periodically the membership of each committee and make recommendations regarding assignments; evaluate the standards applied by the Board in determining Director independence; identify emerging governance trends and issues; develop and recommend a set of Guidelines on Governance to meet the requirements of regulatory bodies; review and monitor Board compliance in areas of governance and make appropriate recommendations; assure that the Company is communicating relevant governance matters to management, employees, and others; and report annually to the Board regarding the performance and effectiveness of the Board and its committees, including a self-evaluation of the Governance and Nominating Committee. A copy of the Guidelines on Governance is available in the “Investor Relations” sections of the Company’s website at www.macgray.com.

Submitted by the members of the Governance and Nominating Committee:

Larry L. Mihalchik. Chairman
Thomas E. Bullock
Edward F. McCauley

INFORMATION REGARDING EXECUTIVE OFFICERS

The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

Name	Age	Position
Stewart G. MacDonald, Jr.	56	Chairman and Chief Executive Officer
Neil F. MacLellan, III	46	Executive Vice President and Chief Operating Officer
Michael J. Shea	56	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The biography of Mr. MacDonald is set forth above under Information Regarding Directors/Nominees.

Neil F. MacLellan, III has been with the Company since 1985 and has served as Executive Vice President since December 1995 and as Chief Operating Officer since November 1998. From January 1991 through December 1995, Mr. MacLellan served as the Company’s Director of Finance and Administration.

Michael J. Shea has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1998. In April 1999, Mr. Shea was elected Secretary of the Company. Prior to his joining Mac-Gray, Mr. Shea held senior positions in finance and accounting with various companies.

Each of the executive officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to the Company’s Chief Executive Officer and the two other executive officers of the Company, each of whom is named in the tables below (the “Named Executive Officers” or “NEOs”).

Summary Compensation Table

The following table shows for each of the last three fiscal years compensation paid by the Company to the Named Executive Officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Securities Underlying Options (#)	All other Compensation ($) (2)
Stewart G. MacDonald, Jr.	2005	$375,000	$305,755	20,000	$24,280
Chairman and Chief Executive Officer	2004	337,192	205,755	—	9,217
	2003	314,596	145,000	—	8,641
Neil F. MacLellan, III	2005	240,000	157,878	25,000	15,760
Executive Vice President and	2004	225,634	102,878	—	6,758
Chief Operating Officer	2003	209,733	77,500	—	6,182
Michael J. Shea	2005	240,000	157,878	25,000	16,500
Executive Vice President, Chief Financial	2004	225,634	102,878	—	7,491
Officer, Treasurer and Secretary	2003	209,733	77,500	—	6,915

(1)          Executive officers are eligible for annual cash bonuses under the Company’s Senior Executive Short Term Incentive Plan based upon the achievement of corporate and individual performance objectives in accordance with the Senior Executive Short Term Incentive Plan. In May 2005, the Company also paid special cash bonuses to the NEOs based on several factors, including each executive officer’s success in furthering the Company’s financial and strategic objectives.

(2)          Includes contributions made on the executives’ behalf to the Company’s retirement plan and premiums paid by the Company for insurance.

Option Grants in Last Fiscal Year

The following table sets forth the total option grants made to NEOs during 2005:

		2005 OPTION GRANTS
					Potential Realizable
	Individual Grants				Value at Assumed
		Percent of			Annual Rates of
		Total Options			Price Appreciation
	Options	Granted to	Exercise	Expiration	For Option Term (3)
Name	Granted (1)	Employees in 2005	Price (2)	Date	5%	10%
Stewart G. MacDonald, Jr.	20,000	5.5%	$8.60	May 25, 2015	$108,170	$274,124
Neil F. MacLellan, III	25,000	6.9%	$8.60	May 25, 2015	$135,212	$342,655
Michael J. Shea	25,000	6.9%	$8.60	May 25, 2015	$135,212	$342,655

(1)          The stock option agreements with Messrs. MacDonald, MacLellan and Shea with respect to the shares of the Company’s Common Stock listed in this table provide that such options become vested and exercisable with respect to thirty-three and one-third percent (33 1/3%) of the shares to which such option agreement relates on each of May 25, 2006, 2007 and 2008.

(2)          All options have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant as determined by the Board of Directors.

(3)          This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future prices of the Company’s Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s Common Stock, the option holders’ continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of stock options by the Named Executive Officers during Fiscal 2005 and the value of unexercised options as of December 31, 2005.

	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money- Options at December 31, 2005
Name	on Exercise (#) (1)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Stewart G. MacDonald, Jr.	-0-	-0-	160,000	20,000	$1,032,000	$61,000
Neil F. MacLellan, III	-0-	-0-	100,000	25,000	$743,388	$76,250
Michael J. Shea	-0-	-0-	75,000	25,000	$609,780	$76,250

(1)          None of the Named Executive Officers exercised any options during Fiscal 2005.

Severance Agreements with Executive Officers

The Company is party to severance agreements with its three executive officers, Messrs. MacDonald, MacLellan and Shea. Under certain circumstances involving a change of control of the Company and termination of the executive’s employment for reasons other than cause, the executive officers would be entitled to an amount equal to two and ninety-nine one hundredths (2.99) times (for Mr. MacDonald), or two (2) times (for Messrs. MacLellan and Shea), the sum of (i) the executive’s average annual base salary over the three (3) fiscal years immediately prior to the terminating event (or the executive’s annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive’s average annual bonus over the three (3) fiscal years immediately prior to the change in control (or the executive’s annual bonus for the last fiscal year immediately prior to the change in control, if higher), payable in one lump-sum payment. Additionally, the Company would continue to provide to the executive certain benefits, including health, dental and life insurance on the same terms and conditions as though the executive had remained an active employee, for twenty-four (24) months.

Senior Executive Incentive Plans

The Company maintains a Senior Executive Short Term Incentive Plan (the “Short Term Incentive Plan”) in which the Named Executive Officers and other key employees are eligible to participate. Each year, the Compensation Committee establishes a target cash bonus award for each NEO, expressed as a dollar amount or percentage of the NEO’s base salary. The target award is based on a combination of financial goals and individual (personal) factors and indicates the potential cash bonus to be awarded upon the (i) NEO’s attaining a specified percentage of the goals, (ii) NEO’s attaining 100% of the goals, and (iii) NEO’s exceeding the goals. Financial goals comprise 65% of the target award and consist of the following: (i) consolidated revenue; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA) of the Company on a consolidated basis; (iii) internal growth in the Company’s laundry facilities management business; and (iv) certain key balance sheet ratios. The financial goals may be adjusted by the Compensation Committee to take into account significant events such as corporate acquisitions. The individual (personal) factors established by the Compensation Committee comprise 35% of the target award and are specific to each NEO. At the end of each fiscal year, the determination of the cash bonus amounts to be paid is determined based on the Company’s actual financial results under the financial goals and the Compensation Committee’s determination of each NEO’s performance under the individual factors. Bonus awards are not paid if neither the financial goals nor the individual factors are attained.

In February 2006 the Compensation Committee approved a Senior Executive Long Term Incentive Plan (the “Long Term Incentive Plan”) in which the NEOs and other key employees are eligible to participate. Each year the Compensation Committee establishes a target bonus award for each NEO under the Long Term Incentive Plan, expressed as a dollar amount or percentage of the NEO’s base salary. The value of the awards are paid 50% in stock options and 50% in restricted stock, except that Mr. MacDonald has the right to receive all or any portion of the restricted stock component in cash. All stock options awarded under the Long Term Incentive Plan will have an exercise price equal to the fair market value of the stock on the date of grant and will become exercisable over a three-year period, at the rate of 33 1/3% each year, subject to continued employment of the participant by the Company or a subsidiary. All restricted stock awards under the Long Term Incentive Plan vest over a three-year period, at the rate of 33 1/3% each year, subject to both continued employment and the Company meeting or exceeding a financial performance goal established by the Committee for the applicable fiscal year. The financial performance goal is based on the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the applicable fiscal year, less the Company’s interest expense and capital expenditures for such fiscal year. The performance goal may be adjusted by the Compensation Committee to take into account significant events such as corporate acquisitions. All awards of restricted stock and stock options under the Long Term Incentive Plan will be made under the Company’s 2005 Option Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, consisting solely of independent non-management directors, reviews and recommends to the Board of Directors the compensation arrangements for all directors and executive officers and determines and sets the compensation arrangements for the Chief Executive Officer. The Compensation Committee administers and takes such other actions as may be required in connection with the compensation and incentive plans of the Company. During 2005, the Committee was comprised of David W. Bryan (Chairman), Thomas E. Bullock and Christopher T. Jenny. On July 1, 2005 Mr. Bryan assumed the Chairman duties of the Compensation Committee from Mr. Bullock. In July 2005 Mr. Jenny took Mr. Mihalchik’s place on the Compensation Committee. The Compensation Committee met thirteen (13) times during Fiscal 2005.

In addition, the Compensation Committee determines the number of stock options to be granted or shares of Common Stock to be issued to eligible persons under the Option Plans and prescribes the terms and provisions of each grant made under the Option Plans. The Compensation Committee interprets the Option Plans and grants thereunder and establishes, amends and revokes rules and regulations for administration of the Option Plans.

In 2005 the Compensation Committee engaged an independent compensation consultant to review and evaluate the components of compensation of the NEOs and other key members of management. The Compensation Committee met with the consultant on a number of occasions, considered the consultant’s recommendations and made adjustments to compensation components where appropriate.

General

The compensation arrangements of the Company reflect the philosophy that the Company and its shareholders are best served by running the business with a long-term perspective, while striving to deliver consistently strong annual results. Compensation arrangements are therefore designed to provide competitive financial rewards for successfully meeting the Company’s larger strategic objectives as well as annual goals and individual performance goals that reinforce our core values, which include accountability and the highest standards of business ethics. The Committee is guided by the principle that the Company’s total compensation program must be competitive, must support our overall strategy and objectives, and must provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance.

Compensation of Executive Officers

The compensation of the Company’s Chief Executive Officer and other NEOs is comprised of annual salary and cash and/or stock incentives based on annual and long-term performance of the Company.

Base Salary.   The Compensation Committee, in its discretion, determines the annual base salary and base salary adjustments for the NEOs. Generally, salary adjustments for executive officers are determined by evaluating:

•       competitive pay practices

•       the performance of the Company

•       the performance of the executive officer including any change in the responsibilities assumed by the executive officer

The Compensation Committee believes that the base salaries for the NEOs are reasonable when compared with the salaries of executive officers at other companies.

Cash Bonuses.   The Company maintains a Short Term Incentive Plan for the NEOs and other key employees that provides for the payment of cash bonuses to the NEOs when specified financial and individual objectives are achieved. Financial goals, comprising 65% of the target bonus, are based on (i) consolidated revenue; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA) of the Company on a consolidated basis; (iii) internal growth in the Company’s laundry facilities management business; and (iv) certain key balance sheet ratios. Individual (personal) factors comprise 35% of the target bonus and are specific to each NEO. The total bonus paid to an individual under the Short Term Incentive Plan is the sum of the financial results that make up the individual’s predetermined financial targets, plus or minus adjustment for the achievement of non-financial goals. In 2005, the Company made the following cash bonuses to the NEOs pursuant to the Short Term Incentive Plan: $205,755 to Mr. MacDonald; $102,878 to Mr. MacLellan; and $102,878 to Mr. Shea. In May 2005, the Company also made the following special cash bonuses to the NEOs based on several factors, including each executive officer’s success in furthering the Company’s financial and strategic objectives: $100,000 to Mr. MacDonald and $55,000 to both Mr. MacLellan and Mr. Shea.

By implementing a compensation structure composed of salary and a performance-related bonus, a significant portion of each NEO’s annual total cash compensation is placed at risk in order to provide an incentive toward sustained high performance. The NEOs’ incentive bonuses vary in proportion to base salary, depending primarily on the level of responsibilities when the financial, strategic, and personal objectives are achieved. When such objectives are exceeded, bonuses are higher and when objectives are not met, the incentive bonuses are lower or zero, depending on the circumstances.

Stock Options and Restricted Stock.   Stock option and restricted stock grants are designed to attract and retain employees who can make significant contributions to the Company’s success, reward employees for such significant contributions, and give employees a longer-term incentive to increase shareholder value.  Stock options are an effective means of linking executive pay with the creation of shareholder wealth because an optionee will benefit from the stock options only if the Company’s stock price increases after the date of grant. Similarly, restricted stock grants are an effective means of linking executive pay with the creation of shareholder wealth because the shares will vest only if the Company achieves certain financial performance goals and only if the particular NEO remains employed with the Company or a subsidiary.

The Company also maintains a Long Term Incentive Plan in which NEOs and other key employees may participate. The Long Term Incentive Plan provides for the payment of equity awards to participants with 50% of the value of the awards being paid in stock options and 50% in restricted stock (except for Mr. MacDonald, who has the right to receive all or any portion of the restricted stock component in cash). All stock options awarded under the Long Term Incentive Plan have an exercise price equal to the fair market value of the stock on the date of grant and become exercisable over a three-year period, at the rate of 33 1/3% each year, subject to continued employment of the participant by the Company or a subsidiary. All restricted stock awards under the Long Term Incentive Plan vest over a three-year period, at the rate of 33 1/3% each year, subject to both continued employment and the Company meeting or exceeding a performance goal established by the Committee for the applicable fiscal year. The financial performance goal is based on the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the applicable fiscal year, less the Company’s interest expense and capital expenditures for such fiscal year.

During Fiscal 2005, options for 104,583 shares were exercised by employees and options for 363,200 shares were granted by the Compensation Committee, with options for 70,000 of such shares granted to the NEOs. In addition to the Named Executive Employees, 125 other managers and employees of the Company had options outstanding as of December 31, 2005.

Compensation of the Chief Executive Officer.   For Fiscal 2005, Stewart MacDonald’s base salary was increased eleven percent (11%), based on merit, to $375,000, and he was awarded a cash bonus of $305,755 ($205,755 of which was paid pursuant to the Short Term Incentive Plan and $100,000 was paid as a special cash bonus in May 2005 based on several factors, including Mr. MacDonald’s success in furthering the Company’s financial and strategic objectives). The Compensation Committee reviewed the Company’s financial results as well as the established goals for Fiscal 2005 and Mr. MacDonald’s role in achieving those results.  Mr. MacDonald led the Company through a very strong  year including:

•       Driving a $112.7 million asset acquisition and subsequent integration, establishing the Company’s presence in many western U.S. markets, and giving the Company a virtually national footprint;

•       Achieving record year-end results based on internal sales growth as well as growth from the January 2005 acquisition;

•       Continuing to emphasize technology as a competitive advantage for Mac-Gray;

•       The successful initial issuance of  $150 million senior unsecured notes;

•       Projecting a strong leadership profile; and

•       Maintaining high ethical standards.

The Compensation Committee considers Mr. MacDonald’s level of compensation for his outstanding leadership of the Company during Fiscal 2005 to be reasonable.

Review of All Components of NEO Compensation.   The Compensation Committee reviewed all components of the NEOs’ compensation, including salary, bonus, and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the company of all perquisites and other personal benefits. Based on this review, the Compensation Committee found each NEO’s total compensation (and, in the case of change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. It should be noted that when the Compensation Committee considers any component of the NEOs’ total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the committee’s decisions.

Internal Pay Equity.   In the process of reviewing each component separately, and in the aggregate, the Compensation Committee directed the company’s human resources department to prepare a spreadsheet showing “internal pay equity” within the Company. This spreadsheet showed the relationship between each management level of compensation within the company (e.g., between the CEO, COO and the CFO, and then between the CEO and the lower levels of executives). The comparison included all components of compensation (as previously described), both individually and in the aggregate. The Compensation Committee believes that the relative difference between CEO compensation and the compensation of the company’s other executives is reasonable. The CEO’s total compensation has been in the range of 1.5 to 2 times the compensation of the next highest paid executive officer.

Submitted by the members of the Compensation Committee:

David W. Bryan, Chairman
Thomas E. Bullock
Christopher T. Jenny

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former officer or employee of the Company.

Stockholder Return Performance Graph

Stockholder Return Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 2000 through December 31, 2005, based on the market price of the Company’s Common Stock, with the total return of the S&P 500 Index and the Russell 2000 Index. The calculation of total cumulative return assumes a $100 investment in the Company’s Common Stock, the S&P 500 Index and the Russell 2000 Index on December 31, 2000. The comparisons in this line graph are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.

	Cumulative Total Return
	At December 31
	2000	2001	2002	2003	2004	2005
Mac-Gray Corporation	$100	$86.48	$101.40	$166.80	$248.96	$358.20
Russell 2000 Index (1)	$100	$101.20	$79.23	$115.70	$134.75	$139.30
S&P 500 Index	$100	$86.92	$66.61	$84.19	$91.76	$94.52

(1)          The Company has selected the Russell 2000 Index as a broad equity market index that includes companies whose equity securities are of a more comparable market capitalization than the S&P 500 Stock Index.

Certain Relationships and Related Transactions

Pursuant to a Stockholders’ Agreement by and among the Company and certain of its stockholders dated June 26, 1997 (the “Stockholders’ Agreement”), (i) each of Mr. Stewart G. MacDonald, Jr. (“Mr. S. MacDonald”), Ms. Sandra E. MacDonald (“Ms. S. MacDonald”), Mr. Daniel W. MacDonald (“Mr. D. MacDonald,” and collectively, the “MacDonalds”) (and any assignees or trusts created by them or under which they are beneficiaries) received “piggy-back” and demand registration rights, (ii) each of the MacDonalds granted to and received rights of first offer to purchase shares of the Company’s Common Stock offered for sale by another stockholder who is a party thereto and (iii) the MacDonalds granted to the Company rights of second offer to purchase such shares.

In 1977, Mac-Gray Co. entered into an arrangement with the Company’s co-founder and then Chief Executive Officer that provided his wife, Ms. Evelyn C. MacDonald (“Ms. E. MacDonald”), with an annual payment following his death. The Company, through its subsidiary, Mac-Gray Services, pays Ms. E. MacDonald, the mother of Mr. S. MacDonald, the Company’s Chairman and Chief Executive Officer, a fixed amount of $104,000 per year pursuant to this arrangement, which is not evidenced by a comprehensive written agreement, and will continue to make such payments for the remainder of Ms. E. MacDonald’s life.

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PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2006 by (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company, the Chief Executive Officer and each of the executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Company’s Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned
Stewart G. MacDonald, Jr. (3)(4)(5)	2,118,100	16.34%
Sandra E. MacDonald (3)(4)(6)	1,929,000	14.88%
Daniel W. MacDonald (3)(4)(7)	1,442,600	11.13%
Peter C. Bennett, R. Robert Woodburn, Jr. (3)(4)(8)	1,700,000	13.12%
Cynthia V. Doggett (3)(9)	2,118,100	16.34%
Richard G. MacDonald (3)(10)	1,929,000	14.88%
Gilbert M. Roddy, Jr. (3)(11)	395,511	3.05%
Dimensional Fund Advisors Inc. (12)	1,038,900	8.02%
David W. Bryan (13)	13,172	*
Edward F. McCauley (13)	13,172	*
Larry L. Mihalchik (13)	21,561	*
Jerry A. Schiller (13)	31,978	*
Thomas E. Bullock (13)	37,131	*
Christopher T. Jenny (13)	5,605	*
Neil F. MacLellan, III (13)	106,836	*
Michael J. Shea (13)	107,031	*
All executive officers and directors as a group (9 persons) (14)	2,444,586	18.81%

*                    less than 1%

(1)          Unless otherwise indicated by footnote, the mailing address for each stockholder and director is c/o Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA. 02451.

(2)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number and percentage of shares of the Company’s Common Stock beneficially owned by a person, shares of the Company’s Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2006 are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage for any other person. As of March 31, 2006, a total of 12,959,842 shares of the Company’s Common Stock were issued and outstanding.

(3)          The Company and certain stockholders of the Company, including The Evelyn C. MacDonald Family Trust for the benefit of Stewart G. MacDonald, Jr., The Evelyn C. MacDonald Family Trust for the benefit of Sandra E. MacDonald, The Evelyn C. MacDonald Family Trust for the benefit of Daniel W. MacDonald (each of these sub-trusts under The Evelyn C. MacDonald Family Trusts is referred to herein as a “Sub-Trust” and collectively as “Sub-Trusts”), Mr. S. MacDonald, Ms. S. MacDonald, Mr. D. MacDonald, The Stewart G. MacDonald, 1984 Trust (the “SGM Trust”), the New Century Trust, The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997,

The Robert C. MacDonald GST Trust-1997, The Whitney E. MacDonald Gift Trust, The Jonathan S. MacDonald Gift Trust, The Robert C. MacDonald Gift Trust, and Cynthia V. Doggett are parties to the Stockholders’ Agreement. The Stockholders’ Agreement gives the parties thereto rights of first offer to purchase shares offered for sale by another stockholder who is a party thereto, as well as providing the Company with rights of second offer to purchase such shares. As a result of the Stockholders’ Agreement, each of the parties thereto may be deemed to beneficially own all of the shares of the Company’s Common Stock owned by the other parties thereto, although such beneficial ownership is not reflected in the table of shares beneficially owned.

(4)          A total of 1,700,000 shares are held in trust pursuant to The Evelyn C. MacDonald Family Trusts (the “ECM Trust”), the grantor of which is Ms. E. MacDonald. The independent trustees (the “Independent Trustees”) of the ECM Trust are Peter C. Bennett (“Mr. Bennett”) and R. Robert Woodburn, Jr. (“Mr. Woodburn”). In addition, each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald are trustees of the individual Sub-Trust under the ECM Trust of which such individual is a beneficiary. 566,667 shares held by the ECM Trust are held in a Sub-Trust for the benefit of Mr. S. MacDonald, 566,667 shares held by the ECM Trust are held in a Sub-Trust for the benefit of Ms. S. MacDonald, and 566,667 shares held by the ECM Trust are held in a Sub-Trust for the benefit of Mr. D. MacDonald. The Independent Trustees have voting power over the shares held by the ECM Trust and the Sub-Trusts, and may be deemed to have beneficial ownership of such shares. The three trustees of each Sub-Trust (including each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald as to their own respective Sub-Trust) generally have the shared power to dispose of the shares attributed to such Sub-Trust and, therefore, may be deemed to have beneficial ownership of the shares  held by such Sub-Trust.

(5)          Includes (i) 626,608 shares  held by the SGM Trust, of which Mr. S. MacDonald serves as co-trustee and is sole beneficiary, (ii) 395,511 shares  held by the New Century Trust, of which Mr. S. MacDonald is the grantor, (iii) 566,667 shares  held by the ECM Trust for the benefit of Mr. S. MacDonald, of which Mr. S. MacDonald serves as co-trustee and is the beneficiary, (iv) 138,334 shares  held by the wife of Mr. S. MacDonald, (v) 139,632 shares  held by the minor children of Mr. S. MacDonald, (vi) 91,348 shares held by Mr. S. MacDonald directly and (vii) 160,000 shares issuable upon exercise of currently exercisable stock options held by Mr. S. MacDonald. Mr. S. MacDonald may replace the shares  held by the New Century Trust at any time with property of equivalent value and therefore may be deemed to beneficially own all such shares. Mr. S. MacDonald disclaims beneficial ownership of the shares described in (ii), (iv) and (v) of this footnote

(6)          Includes (i) 103,965 shares  held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares  held by The Jonathan S. MacDonald GST Trust-1997, (iii)  103,965 shares  held by The Robert C. MacDonald GST Trust-1997, (iv) 17,950 shares  held by The Whitney E. MacDonald Gift Trust, (v) 17,950 shares  held by The Jonathan S. MacDonald Gift Trust, (vi) 17,950 shares  held by The Robert C. MacDonald Gift Trust, (vii) 566,667 shares held by the ECM Trust for the benefit of Ms. S. MacDonald, of which Ms. S. MacDonald serves as co-trustee and is the beneficiary, (viii) 302,808 shares held by The Sandra E. MacDonald Grantor Retained Annuity Trust 2004 (the “2004 GRAT”), of which Ms. S. MacDonald serves as trustee and settlor with right to replace property, (ix) 400,000 shares held by the The Sandra E. MacDonald 2005 Grantor Annuity Trust (the “2005 GRAT”), of which Ms. S. MacDonald serves as the sole trustee, and (x) 293,780 shares held by Ms. S. MacDonald directly. Richard G. MacDonald (“Mr. R. MacDonald”) is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, the 2004 GRAT and the 2005 GRAT) and may be deemed to beneficially own all of such shares. The shares held by each of The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997 and The Robert C. MacDonald GST Trust-1997 (collectively, the “GST Trusts”) and The Robert C. MacDonald Gift

Trust, The Whitney E. MacDonald Gift Trust and The Jonathan S. MacDonald Gift Trust (collectively, the “Gift Trusts”) may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Ms. S. MacDonald disclaims beneficial ownership of the shares  held by the GST Trusts and the Gift Trusts.

(7)          Includes (i) 566,667 shares held by the ECM Trust for the benefit of Daniel W. MacDonald, of which Mr. D. MacDonald serves as co-trustee and is the beneficiary, and (ii)  875,933 shares held by The Daniel W. MacDonald Revocable Living Trust, of which Mr. D. MacDonald serves as the sole trustee.

(8)          Includes 1,700,000 shares  held by the ECM Trust for which Mr. Bennett and Mr. Woodburn serve as co-trustees and share voting and dispositive power. Mr. Bennett and Mr. Woodburn disclaim beneficial ownership of the shares held by the ECM Trust. Mr. Bennett’s mailing address is 111 Cushing Street, Hingham, Massachusetts 02043. Mr. Woodburn’s mailing address is c/o Edwards & Angell Palmer & Dodge LLP, 101 Federal Street, Boston, MA 02110.

(9)          Includes (i) 626,608 shares  held by the SGM Trust, of which Ms. Doggett serves as co-trustee with her husband, Mr. S. MacDonald, who is also sole beneficiary, (ii) 395,511 shares  held by the New Century Trust, of which Ms. Doggett serves as co-trustee, (iii) 566,667 shares  held by the ECM Trust for the benefit of Mr. S. MacDonald, who  serves as co-trustee and is the beneficiary, (iv) 138, 334 shares  held by Ms. Doggett directly, (v) 139,632 shares  held by Ms. Doggett’s  minor children, (vi) 91,348 shares held by Ms. Doggett’s husband (Mr. S. MacDonald), and (vii) 160,000 shares issuable upon exercise of currently exercisable stock options held by Ms. Doggett’s husband (Mr. S. MacDonald). The shares held in the New Century Trust may be replaced at any time by the grantor, Mr. S. MacDonald, with property of equivalent value. The SGM Trust is revocable by the grantor, Mr. S. MacDonald. Ms. Doggett disclaims beneficial ownership of all of shares described in this footnote except for the shares she holds directly.

(10)   Includes (i) 103,965 shares  held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares  held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares  held by The Robert C. MacDonald GST Trust-1997, (iv) 17,950 shares  held by The Whitney E. MacDonald Gift Trust, (v) 17,950 shares  held by The Jonathan S. MacDonald Gift Trust, (vi) 17,950  shares  held by The Robert C. MacDonald Gift Trust, (vii) 566,667 shares held by the ECM Trust for the benefit of Ms. S. MacDonald, the wife of Richard G. MacDonald (“Mr. R. MacDonald”), and of which Mr. R. MacDonald’s wife serves as co-trustee, (viii) 302,808 shares held by The Sandra E. MacDonald Grantor Retained Annuity Trust 2004 (the “2004 GRAT”), (ix) 293,780 shares held directly by Mr. R. MacDonald’s wife (Ms. S. MacDonald), and (x) 400,000 shares  held by The Sandra E. MacDonald 2005 Grantor Annuity Trust (the “2005 GRAT”). The shares held by each of the GST and Gift Trusts may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Mr. R. MacDonald is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, the 2004 GRAT and the 2005 GRAT) and may be deemed to beneficially own all of the shares held by such trusts. Mr. R. MacDonald disclaims beneficial ownership of all of the shares described in this footnote.

(11)   All shares are held by the New Century Trust, of which Mr. Roddy serves as co-trustee. The shares  held by the New Century Trust may be replaced at any time by Mr. S. MacDonald, the grantor, with property of equivalent value. Mr. Roddy disclaims beneficial ownership of all shares held by the New Century Trust. Mr. Roddy’s mailing address is c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110.

(12)   Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006 by Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional, located at

1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities reported herein that are owned by the Funds. All securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(13)   Includes shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of March 31, 2006 as follows: Mr. Bryan 11,000 shares; Mr. McCauley 11,000 shares, Mr. Mihalchik 12,000 shares, Mr. Schiller 16,000 shares, Mr. Bullock 14,000 shares, Mr. Jenny 5,000 shares, Mr. MacLellan 100,000 shares, and Mr. Shea 75,000 shares.

(14)   Includes 427,333 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2006.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company’s executive officers and directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 2005 all directors, officers or beneficial owners of greater than 10% of the Company’s Common Stock filed on a timely basis all reports required by Section 16(a), except for Form 4 filings for Daniel W. MacDonald filed on April 5, 2005 and December 2, 2005, and the Form 5 filing for Edward F. McCauley filed on February 27, 2006, Form 5 filing for Jerry A. Schiller filed on February 27, 2006, Form 5 filing for David W. Bryan filed on March 1, 2006, Form 5 filing for Thomas E. Bullock filed on March 1, 2006, Form 5 for Larry L. Mihalchik filed on March 7, 2006, and the Form 5 filing for Christopher T. Jenny filed on March 7, 2006, which were filed late.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. All costs incurred with respect to the Annual Meeting will be borne by the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for presentation at the 2007 annual meeting must be received by the Company on or before December 16, 2006 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Secretary, Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company’s 2007 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than March 12, 2007, nor prior to January 26, 2007, together with all supporting documentation required by the Company’s By-laws. Proxies solicited by the Board of

Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as the Company’s independent public accountants for Fiscal 2005. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY INTERNET PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY CARD.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

MAC-GRAY CORPORATION

Audit Committee Charter

General Statement of Purpose

This revised Audit Committee Charter amends and restates the Audit Committee Charter approved by the Board of Directors on December 4, 2002.

The Audit Committee is appointed by the Board of Directors of Mac-Gray Corporation (the “Company”) to assist the Board of Directors (the “Board”) in general oversight and monitoring of management’s and the independent auditor’s participation in the Company’s financial reporting process, the Company’s procedures for compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s internal audit function and external independent auditor.

This Charter is accepted by the Board of Directors on March 9, 2006.

Audit Committee Membership

The Audit Committee shall consist of no fewer than three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by and may be replaced by the Board of Directors.

Meetings

The Audit Committee shall meet as often as it determines, but no less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditor and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Audit Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting and other matters) for the purpose of preparing or issuing an audit report or related work. The Committee shall instruct the independent auditor to report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the deminimus exceptions for non-audit services described in Section lOA(i)(l)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for Approval. The Audit Committee shall annually review the Audit Committee’s own performance and report the results of such evaluation to the Board of Directors.

Financial Statement and Disclosure Matters

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and make recommendations to the Board as to whether the presented audited financial statements should be included in the Company’s Form 1O-K.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form lO-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods on the financial statements, major issues regarding accounting principles and procedures and financial statement presentation (including any significant changes in the Company’s selection or application of accounting principles), any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

Review and discuss quarterly reports from the independent auditors on:

a) All critical accounting policies and practices to be used.

b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general the types of information to be disclosed and the types of presentations to be made.

Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form lO-K and Form lO-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Review and evaluate the lead partner of the independent auditor team.

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or PCAOB review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non- audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

The Committee shall request that the independent auditor provide the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency, as deemed appropriate by the committee or the independent auditors.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Seek the opinion of management and the internal auditors of the independent auditors’ performance.

Oversight of the Company’s Internal Audit Function

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Review the adequacy of the internal audit function, its annual budget, scope of work to be performed, and who will perform audit work.

Review the significant reports to management prepared by the internal auditing department.

Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Obtain from the independent auditor assurance that Section 1OA(b) of the Exchange Act has not been implicated.

The Audit Committee shall discuss with management, the Company’s senior internal auditing executive and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct.

The Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Committee deems appropriate or is requested to review for the benefit of the Board.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Discuss with management the legal and regulatory requirements applicable to the Company and the Company’s compliance with such requirements.

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange act to be included in the Company’s annual proxy statement.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. In addition, it is not the duty of the committee to conduct investigations or to ensure compliance by the Company with laws and regulations.

ANNUAL MEETING OF STOCKHOLDERS OF

MAC-GRAY CORPORATION

May 25, 2006

PROOF # 1

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:			2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment(s) thereof.

NOMINEES:
☐	FOR ALL NOMINEES	Stewart G. MacDonald, Jr.
Larry L. Mihalchik
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Christopher J. Jenny

☐	FOR ALL EXCEPT (See instructions below)		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1

MAC-GRAY CORPORATION

Please take note of the important information pertaining to the Company and the election of its directors enclosed with this Proxy Ballot. Please take time to read the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 25, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Mac-Gray Corporation

1

MAC-GRAY CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING

The undersigned stockholder(s) of Mac-Gray Corporation, a Delaware corporation (the “Company”), hereby appoints Mr. Stewart G. MacDonald and Mr. Michael J. Shea as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May 25, 2006 at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109 and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, as a holder of common shares of the Company, par value $.01 per share (the “Shares”), held of record by the undersigned on April 13, 2006, and otherwise to represent the undersigned at the meeting with all powers of the undersigned as if the undersigned were present and voting the Shares. The Board of Directors of the Company recommends a vote FOR the election of the nominees for director listed on the reverse side of this proxy card. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD; AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on other side)

COMMENTS:
14475